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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

           We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-169316 and 333-185195) of Impac Mortgage Holdings, Inc. (the "Company") of our reports dated March 11, 2013 with respect to the consolidated financial statements of the Company and the effectiveness of the Company's internal control over financial reporting included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California
March 11, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm